UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201

(Address of principal executive offices)

(972) 277-1136

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LTRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2026, Lantern Pharma Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors, pursuant to which the Company agreed to issue and sell to such investors in a registered direct offering (i) 1,454,175 shares (the “Common Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $2.06 per share, and (ii) pre-funded warrants to purchase up to 681,748 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of the Common Shares, at an offering price of $2.0599 (such registered direct offering, the “Offering”). The closing of the Offering occurred on May 14, 2026.

In addition, in a concurrent private placement, the Company issued to such investors warrants to purchase up to 2,135,923 shares of Common Stock (the “Purchase Warrants”), at an exercise price of $2.27 per share. The Purchase Warrants and the shares of Common Stock issuable upon the exercise of such Purchase Warrants (the “Purchase Warrant Shares”) were offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election. The Purchase Warrants are exercisable six months following the initial issuance date and expire five years following the initial exercise date.

The Company agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to the offer and resale by the investors of the Purchase Warrant Shares within 30 days of the effective date of the Purchase Agreement and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the closing of the offering (or 90 days in the event of a full SEC review).

Moreover, the Purchase Agreement provides the investors with the right, subject to specified conditions, to participate on the same terms as other investors in certain future equity financing of the Company’s contemplated subsidiary composed of the AI platform, withZeta.ai, and related technologies, for a limited period following such subsidiary’s public emergence, up to an aggregate of 30% of such financing, excluding certain exempt issuances. The Company has agreed to cause such subsidiary to assume these obligations and if such subsidiary is not timely formed or does not complete its public emergence within the specified timeframes, similar participation rights will apply to certain future equity financings of the Company.

In addition, the Purchase Agreement restricts the Company, for a period of two years following the closing of the offering, from entering into or effecting any “Variable Rate Transaction,” which generally includes issuances of securities where the conversion, exercise, or issuance price is variable, subject to future adjustment, or based on the trading price of the Company’s common stock, as well as equity line or similar facilities permitting future issuances at indeterminate prices. The Purchase Agreement provides that sales of the Company’s common stock under an at-the-market facility on or after the 75th day following the closing of the offering does not constitute a Variable Rate Transaction.

Each Pre-Funded Warrant entitles the holder to purchase one share (“Pre-Funded Warrant Share”) of Common Stock. The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full.

Pursuant to an engagement letter dated April 20, 2026, Rodman and Renshaw, LLC (“Placement Agent”) acted as the sole placement agent for the Offering. In consideration for the Placement Agent serving as the placement agent for the Offering, the Company paid the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds of the Offering and reimbursed the Placement Agent for certain expenses and legal fees. In addition, the Company issued to the Placement Agent or its designees warrants to purchase 5% of the Common Shares (or Pre-Funded Warrants in lieu thereof) sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Purchase Warrants except that the Placement Agent Warrants have an exercise price of $2.575 (125% of Common Share purchase price) and will expire on the fifth anniversary of the commencement of sales in the Offering. The Company has also agreed to pay the Placement Agent a cash fee of 3.0% of the gross exercise price paid in cash with respect to the exercise of any Purchase Warrants issued in the concurrent private placement.

The Common Shares, the Pre-Funded Warrants and Pre-Funded Warrant Shares were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-279718) that was declared effective by the SEC on June 10, 2024, and a prospectus supplement that was filed with the SEC on May 14, 2026 in connection with the Offering.

The Company received gross proceeds of approximately $4.4 million from the Offering, before deducting Offering expenses payable by the Company, including the Placement Agent’s fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Securities Purchase Agreement, form of the Pre-Funded Warrant, form of the Purchase Warrant and form of the Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

The Company issued press releases announcing the pricing and closing of the Offering on May 13, 2026 and May 14, 2026, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Common Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares is attached hereto as Exhibit 5.1.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Warrants, and the Placement Agent Warrants, and the underlying shares of Common Stock issuable thereunder is incorporated herein by reference.

Item 8.01 Other Events.

On May 13, 2026, the Company announced, by way of the press release attached hereto as Exhibit 99.1, the pricing of the offering described above and plans to create an independent business entity composed of the AI platform, withZeta.ai, and related technologies and personnel under the leadership of CEO Mr. Panna Sharma. The Company intends to separate its public facing AI technology assets into an independent business entity in order to access dedicated funding sources and potentially realize valuation multiples separate from its primary drug development operations, which such entity may potentially become a newly listed company on a national stock exchange or market. The Company plans on hosting a separate investor webinar and meeting to provide additional details in the coming month.

On May 12, 2026, the Company suspended offers and sales of the shares of Common Stock pursuant to the prospectus supplement, dated July 3, 2025, relating to the ATM Sales Agreement, dated July 3, 2025 (the “Sales Agreement”), by and between the Company and ThinkEquity LLC. The Company will not make any sales of shares of Common Stock pursuant to the Sales Agreement unless and until a new prospectus supplement is filed with the SEC; however, the Sales Agreement remains in full force and effect.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Purchase Warrant
4.3	Form of Placement Agent Warrant
5.1	Legal Opinion of Greenberg Traurig, LLP
10.1	Securities Purchase Agreement
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press release dated May 13, 2026 announcing the pricing of the Offering
99.2	Press release dated May 14, 2026 announcing the closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.

Dated: May 14, 2026	By:	/s/ David Margrave
David Margrave
Chief Financial Officer